                                                                  EXHIBIT 10.8.1

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), as amended and restated is made and entered into effective as of May 21, 1998, by and between LOUIS R. WOODHILL (hereinafter "EMPLOYEE"), and MISSION CRITICAL SOFTWARE, INC., a Delaware corporation having its principal office at 720 North Post Oak Road, Suite 505, Houston, Texas 77024 (hereinafter "EMPLOYER").

                             W I T N E S S E T H:

     This Agreement is made and entered into under the following circumstances:

     Whereas, Employer intends to carry out the business plan developed and implemented by Employer for the development, marketing and sale of the software products and systems sold by Mission Critical Software I, Inc. to Employer which products and systems are known as the "Enterprise Administrator" for the administration of security systems for access to networked personal computer systems and any other products, systems or services that Employer may hereafter develop, market or sell (the "BUSINESS ACTIVITIES"); and

     Whereas Employer desires, on the terms and conditions stated herein, to employ Employee; and

     Whereas Employee desires, on the terms and conditions stated herein, to be employed by Employer.

     NOW, THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer commencing May 21, 1998 (hereinafter the "EFFECTIVE DATE") and continuing until terminated as provided in Section 9 hereof (hereinafter the "TERM OF EMPLOYMENT").

     2. DUTIES. Employee shall serve as Chairman of the Board of Employer, and in this capacity shall report to the President and Chief Executive Officer of Employer. Employee shall perform the following duties: contract review and negotiation, public speaking for the company, strategy development, intelligence gathering (e.g., analyst and trade shows), customer presentations, recruiting, partner development and advising the Chief Executive Officer on important business matters, as well as any other duties and functions delegated to Employee by the Chief Executive Officer during the Term of Employment. Employee agrees that Employee's employment with Employer shall be the exclusive full-time employment of Employee.

     3. OFFICE. Employee will establish his principal office at a location other than the principal office of Employer and will have no office at the Employer's principle office, unless requested to do so by the Chief Executive Officer of Employer. During the Term of Employment Employee will be paid by Employer an allowance of One Thousand Dollars ($1,000) per month to compensate for the use of his home, or other office that Employee chooses to establish but is not furnished by Employer (the "OFFICE ALLOWANCE"). If Employee is requested to establish an office at Employer's principle office or this Agreement is terminated, the Office Allowance will be adjusted on a pro rata basis, effective the day that the new office is established or this Agreement is terminated. The number of days in the month will be calculated each month from the Effective Date to the same date in the following month.

     4. IT EQUIPMENT. During the Term of Employment, Employee will continue to have use of, at Employer's expense, the same "IT equipment" he is currently using including computers, ISDN line,, ISP account, MCS accounts, pagers, cell phones, etc. Upon termination of this Agreement, Employee may keep the laptop computer assigned to him along with the modem installed in his home, plus any other "home infrastructure" deemed appropriate by the Chief Technology Officer of the Employer in his sole discretion.

     5. BASE COMPENSATION AND INCENTIVE COMPENSATION. During the Term of Employment, Employee shall be paid a base salary of Thirteen Thousand Seven Hundred Fifty and No/100 ($13,750.00) per month, payable in equal semi-monthly installments in accordance with the normal payroll procedures of Employer. Employee shall not receive or be entitled to receive any other compensation, including incentive compensation.

     6. STATUS OF EMPLOYEE. The parties expressly acknowledge that Employee, in the performance of services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from all compensation paid to Employee pursuant to this Agreement any sums required by law or any other requirement of any governmental body, or as authorized in writing by Employee.

     7. VACATION/PERSONAL TIME. Employee shall be entitled to paid leave for vacation, and illness, as provided on the attached Schedule A. Employee shall not be entitled to any additional paid absences for any reason. Unused holidays and days of vacation may not be carried over from one fiscal year to another, and additional income will not be given for vacation time or holidays not taken during any year. Employer and Employee shall mutually agree on the scheduling of Employee's vacation, holiday and leave time.

     8. FRINGE BENEFITS. Employer shall provide to Employee, at Employer's expense, the fringe benefits set forth on the attached Schedule B.

     9. TERMINATION. Notwithstanding any other provisions of this Agreement, the Term of Employment shall terminate upon any of the following which occurs first:

     a.  the death of Employee;  or,

     b. Employee's "disability" (For purposes of this Agreement, the term "disability" shall mean the inability of Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of him hereunder for a period of sixty (60) consecutive days during which sixty
(60) day period Employee's compensation hereunder shall continue);

     c. thirty (30) days prior written notice from Employer to Employee, without cause, provided that, in lieu of such notice, Employer may terminate immediately and shall pay to Employee, in addition to the Severance Amount provided for hereinafter, thirty (30) days salary; or

     d.  thirty (30) days prior written notice from Employee to Employer.

     e.  six (6) months from the Effective Date of this Agreement; or

     f.  at Employer's option, immediately upon the existence of "cause."

  For purposes of this Agreement, the term "cause" shall be defined as:

     (1) the willful engaging by Employee in misconduct which is materially injurious to Employer or its affiliates, monetarily or otherwise;

     (2) any dishonesty by Employee in his dealings with the Employer, the commission of fraud by Employee, or negligence in the performance of the duties of Employee;

     (3) the arrest or conviction (or plea of guilty or nolo contendere) of Employee of any felony or other crime involving dishonesty or moral turpitude;

     (4) any violation of any covenant or restriction contained in Section 11 or
Section 12 hereof; or

     (5) unlawful use of narcotics or other controlled substances, or use of alcohol or other drugs in a manner the Employer reasonably determines to be adverse to the best interests of the Employer to be determined at the sole discretion of the Employer.

     For all purposes of this Agreement, termination for "cause" shall be deemed to have occurred if Employee's resignation when, because of existing facts and circumstances, subsequent termination for "cause" can reasonably be foreseen. For all purposes of this Agreement, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and with reasonable belief that his action or omission was not in, or opposed to, the best interest of Employer or its affiliates to be determined solely at the discretion of the Employer.

     Upon termination of Employment, Employee or Employee's estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of Employee's death) the outstanding compensation provided for in Section S hereof (prorated on a daily basis) up to and including the effective date of termination.

     Upon termination of Employment, regardless of cause, Employee or Employee's estate, as appropriate, shall also receive, six (6) months salary as severance compensation, payable in a lump sum (the "Severance Amount"), plus any unused vacation and any as-yet unreimbursed travel expenses;

    10. OPTION GRANT. Upon termination of Employment, Employee will be granted non-qualified options on fifteen thousand (15,000) shares of Mission Critical Software, Inc. Common Stock at a price of fifty cents ($0.50) per share (the "OPTIONS"). Twenty-five percent (25%) of the Options will vest 1 year from the date of termination of employment and 1/48 of the Options will vest each month thereafter.

    11. EFFECTS OF TERMINATION. Upon termination of this Agreement, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality of information, indemnities and Employee's covenants not to compete (which covenants and agreements shall survive the termination or expiration of this Agreement). The termination of this Agreement, for whatever reason, shall not extinguish those obligations of Employee specified in the Restrictive Covenants (hereinafter defined), nor shall the same extinguish the right of either party to bring an action, either in law or in equity, for breach of this Agreement by the other party.

    12. TRANSITION FOLLOWING NOTICE OF TERMINATION. Following any notice of termination of employment hereunder, whether given by Employer or Employee, Employee will fully cooperate with Employer in all matters relating to the winding up of Employee's pending work on behalf of Employer and the orderly transfer of such work to the other professional employees of Employer. On or after the giving of notice of termination hereunder and during any notice period, Employer will be entitled to such full-time or part-time services of Employee as Employer may reasonably require in accordance with the terms hereof, and Employer will specifically have the right to terminate the active services of Employee at the time such notice is given pursuant to Section 9 hereof and to pay to Employee the Severance Amount.

     13. TERRITORY. In recognition of the existing and potential worldwide Business Activities of Employer, Employer and Employee agree that the terms of this Agreement shall apply to any Prohibited Activities (as defined below) engaged by Employee anywhere in the world including all states and territories of the United States of America. "Prohibited Activities" shall include (without limitation) any activities which would be in breach of the covenants contained in Sections 14 and 15 below.

     14. NON-COMPETITION. While Employee is employed by Employer and for a period of one (1) year after termination or cessation such employment for any reason Employee shall not, without employer's prior written consent, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any "Business Enterprise" (as that term is defined below) (other than in any capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) (a) engage in competition with Employer, (b) conduct a business of the type or character engaged in by Employer at the time of termination or cessation of Employee's employment, or (c) develop, market, sell, and/or distribute products or services competitive with those of Employer. As used herein, the term "Business Enterprise" shall mean any corporation, partnership, association, sole proprietorship or any other entity competing with Employer or directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Employee's employment by Employer, were developed, under active development, under active consideration for development, marketed, sold, and/or distributed by Employer.

     15. NON-DISCLOSURE: NON-SOLICITATION. Except in the performance of his duties hereunder, at no time during the time of Employee's employment by Employer or at any time thereafter shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use of authorize anyone else to publish, disclose or use, any secret or confidential material or information relating to any aspect of the business or operations of Employer or any information regarding the business methods, business policies, procedures, techniques, or trade secrets, or other knowledge or processes of or developed by Employer (and/or any other Employee or agent of Employer), any affiliate of the Employer, or any entity in which the Employer has an interest, including, without limitation, any secret or confidential information relating to the business, customers, financial position, trade or industrial practices, trade secrets, technology or know-how of the Employer or Employer's affiliates. Moreover, while Employee is employed by Employer and for a period of two (2) years thereafter, Employee shall not directly or in any other capacity, employ any person or hire or contract with, as a consultant or other independent agent or independent contractor, any person or entity (other than Employee) who was employed by or acted as an agent for, consultant to, or independent contractor of the Employer, any affiliate of the Employer, or any entity in which the Employer has an interest, at any time during the Term of Employment; PROVIDED that the prohibitions contained in this sentence shall exclude persons or entities not directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Employee's employment by Employer, were developed, under active development, under consideration for development, marketed, sold and/or distributed by Employer. In addition, while Employee is employed by Employer and for a continuous period of two (2) years thereafter, Employee shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Employer which were contacted, solicited or served by Employee while employed by Employer in connection with products or services which, during the time of Employee's employment by Employer, were developed, under active development, under consideration for development, marketed, sold, and/or distributed by Employer.

     16. REASONABLENESS OF RESTRICTIONS; REFORMATION; ENFORCEMENT. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Sections 14 and 15 hereof (hereinafter the "RESTRICTIVE COVENANTS") are reasonable and properly required for the adequate protection of Employer's interest. Employee acknowledges that Employer will provide to Employee confidential information concerning the Employer's and Employer's affiliates' business methods and operating practices in reliance on the covenants contained in the Restrictive Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that if any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer to prevent or enjoin such violation, then the period of time during which the Employee's business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee's breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

     17. NO REMEDY AT LAW. Employee agrees that the remedy at law for any breach by him of the Restrictive Covenants will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Employer, in addition to any and all other remedies, shall have the right to enjoin Employee from any threatened or actual activities in violation thereof; and Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages and without necessity of posting a bond in cash or otherwise. If Employer does apply for such an injunction, Employee shall not raise as a defense thereto that the Employer has an adequate remedy at law.

     18. ASSIGNABILITY. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. Employer may, at Employer's option and without consent of Employee, assign its rights and duties hereunder to any successor entity or transferee of Employer's assets.

     19. NOTICES. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United States mail or hand delivered or sent by facsimile, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

     20. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. If that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     21. WAIVER. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

     22. PARTIES. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representative, legal representatives, and proper successors and assigns, as the case may be.

     23. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Harris County, Texas, for a resolution of all disputes arising in connection with the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

     24. CAPTIONS. The captions of this Agreement have been assigned thereto for convenience only, and shall not be construed to limit, define or modify the substantive terms hereof.

     25. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

     26. COSTS OF ENFORCEMENT. If it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies, all costs of such enforcement, including reasonable attorneys' fees and costs and including trial and appellate proceedings.

     27. GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

                                        EMPLOYEE:


                                        /s/  Louis R. Woodhill
                                        ----------------------
                                        Louis R. Woodhill



                                        EMPLOYER:

                                        MISSION CRITICAL SOFTWARE, INC.
                                        a Delaware Corporation



                                        By: /s/ Thomas P. Bernhardt
                                           --------------------------------
                                        Name:   Thomas P. Bernhardt
                                             ------------------------------
                                        Title:  CEO
                                              -----------------------------

                                  SCHEDULE  A

                                    LEAVE



        During the Term of this Agreement, Employee shall be entitled to seven and one-half (7 1/2) additional days of leave, to be taken in accordance with Employer's regular vacation policies.

                                  SCHEDULE  B

                                   BENEFITS



Life Insurance - None

Health Insurance - Major Medical, Personal, Family and Dependent Coverage and Dental Insurance Coverage on such terms as Employer may establish for all of its employees.

Disability Insurance - None

Other Fringe benefits - None


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